Exhibit 5.1

May 13, 2009

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia

V6A 1B6

Dear Sirs/Mesdames:

Angiotech Pharmaceuticals, Inc.

Registration Statement on Form S-8

We have acted as Canadian counsel to Angiotech Pharmaceuticals, Inc., a British Columbia corporation (the “Corporation”), in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register a total of 14,279,646 common shares (the “Option Shares”) which are issuable pursuant to the exercise of stock options granted from time to time under the following stock option plans of the Corporation:

(a)

2006 Stock Incentive Plan;

(b)

2004 Stock Option Plan;

(c)

2001 Stock Option Plan; and

(d)

American Medical Instruments Holdings, Inc. 2003 Stock Option Plan,

(collectively, the “Option Plans”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Corporation and resolutions of the directors of the Corporation with respect to the matters referred to herein.  We have also examined such certificates of public officials, officers of the Corporation, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below.  In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that upon the valid exercise of options duly issued under the Option Plans and receipt of payment in full for the Option Shares in respect of which such options have been exercised, the Option Shares so paid for will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Borden Ladner Gervais LLP